UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2021

Retail Properties of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

(630) 634-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 8, 2021, Retail Properties of America, Inc. (the “Company”) amended and restated (the “Amendment”) its existing credit agreement (the “Existing Credit Agreement”) with a number of financial institutions to provide for, among other things, (i) an expansion of the accordion feature available to the Company, enabling the Company to increase the borrowing capacity under the Amendment by up to $750.0 million for total aggregate potential borrowings of up to $1.6 billion, subject to lender approval, (ii) an extension of the maturity date of the $850.0 million unsecured revolving line of credit governed by the Existing Credit Agreement (the “Unsecured Revolving Line of Credit”) from April 22, 2022 to January 8, 2026, (iii) the incorporation of a sustainability metric, based on targeted greenhouse gas emission reductions, which permits the Company to reduce the applicable grid-based spread by one basis point annually upon attainment, and (iv) an improvement of the ratings-based grid pricing by 10-15 basis points on the investment grade ratings spectrum. The Amendment maintains the financial covenants and capitalization rate as well as the leverage-based grid pricing and extension options provided for in the Existing Credit Agreement. Additionally, the Amendment contains customary representations, warranties and covenants, and events of default, which are substantially similar to those under the Existing Credit Agreement.

The Unsecured Revolving Line of Credit bears interest at a rate per annum equal to London Interbank Offered Rate (LIBOR) or the alternative base rate, plus a margin of between 1.05% and 1.50% based on the Company’s leverage ratio as calculated under the Amendment, or a margin of between 0.725% and 1.40% based on a pricing grid that is based on the Company’s investment grade credit, respectively, plus a facility fee of between 0.15% and 0.30% based on the Company’s leverage ratio as calculated under the Amendment, or between 0.125% and 0.30% based on a pricing grid that is based on the Company’s investment grade credit, respectively. The Company may elect to irrevocably convert to the investment grade credit rating pricing grid at any time. Interest on amounts outstanding under the Unsecured Revolving Line of Credit is payable monthly.

The Unsecured Revolving Line of Credit matures on January 8, 2026 (extended from April 22, 2022 under the Existing Credit Agreement), which may be extended by the Company for two periods of six months each, subject to continued compliance with the terms of the Amendment and the payment of an extension fee of 0.075% for each extension. The Company may repay outstanding principal amounts under the Unsecured Revolving Line of Credit at any time without penalty or premium, except for LIBOR breakage costs. Any unpaid principal amounts are due and payable upon maturity of the Unsecured Revolving Line of Credit.

Upon closing, the Unsecured Revolving Line of Credit was undrawn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

	By:	/s/ Julie M. Swinehart
Julie M. Swinehart
Date: July 8, 2021		Executive Vice President, Chief Financial Officer and Treasurer